Twistbox Entertainment Inc.
and Subsidiaries
Consolidated Financial Statements
For the six months ended
September 30, 2007 and 2006

Twistbox Entertainment Inc. and Subsidiaries
Table of Contents

Page(s)

Consolidated Balance Sheets as of September 30, 2007 (unaudited) and March 31, 2007	1

Consolidated Statements of Operations (unaudited)
for the six months ended September 30, 2007 and 2006	2

Consolidated Statements of Stockholder’s Deficit and Comprehensive Loss
for the six months ended September 30, 2007 (unaudited) and the year ended March 31, 2007	3

Consolidated Statements of Cash Flows (unaudited)
for the six months ended September 30, 2007 and 2006	4

Notes to Consolidated Financial Statements (unaudited)	5-20

Twistbox Entertainment Inc. and Subsidiaries
Consolidated Balance Sheets

(In thousands)

	September 30,	March 31,
	2007	2007
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$10,726	$631
Accounts receivable, net of allowances	3,836	4,876
Receivable from related party	51	54
Prepaid expenses and other current assets	980	475
Total current assets	15,593	6,036
Receivable from related party, net of current portion	39	52
Property and equipment, net	1,136	1,027
Other long-term assets	482	-
Intangible assets, net	394	453
Goodwill	1,518	1,487
TOTAL ASSETS	$19,162	$9,055

LIABILITIES AND STOCKHOLDERS DEFICIT

Current liabilities
Accounts payable	$1,004	$1,168
Accrued license fees	3,789	5,227
Accrued compensation	977	694
Current portion of long term debt	347	2,063
Other current liabilities	1,731	918
Total currrent liabilities	7,848	10,070
Accrued license fees, long term portion	3,754	4,485
Long term debt, net of current portion	16,506	69
Total liabilities	28,108	14,624

Commitments and contingencies (Note 14)

Stockholders deficit
Preferred stock (series A, B and B-1)	36	32
Common stock, $0.001 par value: 20,000,000 shares authorized; 7,785,716 issued and outstanding at September 30, 2007 and March 31, 2007	8	8
Additional paid-in capital	16,341	13,267
Accumulated other comprehensive income	115	17
Accumulated deficit	(25,446)	(18,893)
Total stockholders' deficit	(8,946)	(5,569)
TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	$19,162	$9,055

The accompanying notes are an integral part of these consolidated financial statements.

Twistbox Entertainment Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

(In thousands)

	Six Months Ended September 30,
	2007	2006

Revenues	$7,064	$4,829

Cost of revenues
License fees	3,218	2,512
Other direct cost of revenues	269	51
Total cost of revenues	3,487	2,563

Gross profit	3,577	2,266

Operating expenses
Product development	4,792	3,310
Sales and marketing	2,554	1,636
General and administrative	2,363	1,542
Amortization of intangible assets	47	-
Total operating expenses	9,756	6,488

Loss from operations	(6,179)	(4,222)

Interest and other income/(expense)
Interest income	100	110
Interest (expense)	(326)	(29)
Foreign exchange transaction gain	104	15
Other (expense)	(252)	(122)
Interest and other income/(expense)	(374)	(26)

Loss before income taxes	(6,553)	(4,248)
Income tax benefit	-	6

Net Loss	$(6,553)	$(4,242)

The accompanying notes are an integral part of these consolidated financial statements.

Twistbox Entertainment Inc. and Subsidiaries
Consolidated Statements of Stockholder’s Deficit and Comprehensive Loss

(In thousands)

Six Months Ended September 30, 2007
						Accumulated
					Additional	Other
	Common Stock		Preferred Stock		Paid-In	Comprehensive	Accumulated		Comprehensive
	Shares	Amount	Shares	Amount	Capital	Income/(Loss)	Deficit	Total	Loss
Balance at March 31, 2006	7,786	$8	750	$8	2,986	5	$(2,666)	$341

Net loss							(16,227)	(16,227)	$(16,227)
Issuance of preferred stock series A at $3.33 per share			75	1	249			250
Issuance of preferred stock series B at $4.41 per share			2,268	23	9,977			10,000
Foreign currency translation gain/(loss)						12		12	12
Deferred stock-based compensation					55			55

Comprehensive loss									$(16,215)

Balance at March 31, 2007	7,786	$8	3,093	$32	$13,267	$17	$(18,893)	$(5,569)

Net loss							(6,553)	(6,553)	$(6,553)
Issuance of preferred stock series B-1 at $6.87 per share			437	4	2,996			3,000
Foreign currency translation gain/(loss)						98		98	98
Deferred stock-based compensation					58			58
Issuance of 2,401,747 common stock warrants in connection with debt financing					20			20
Comprehensive loss									$(6,455)

Balance at September 30, 2007 (unaudited)	7,786	$8	3,530	$36	16,341	$115	$(25,446)	$(8,946)

The accompanying notes are an integral part of these consolidated financial statements.

Twistbox Entertainment Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

(In thousands)
	Six Months Ended September 30,
	2007	2006
Cash flows from operating activities
Net loss	$(6,553)	$(4,242)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	161	69
Allowance for doubtful accounts	22	-
Deferred stock-based compensation	58	22
(Increase) / decrease in assets:
Accounts receivable	1,018	(1,740)
Prepaid expenses and other	(140)	(168)
Increase / (decrease) in liabilities:
Accounts payable	(163)	746
Accrued license fees	(2,169)	492
Accrued compensation	283	264
Other current liabilities	813	(14)

Net cash used in operating activities	(6,670)	(4,571)

Cash flows from investing activities
Repayment of advance to related party	20	30
Purchase of property and equipment	(204)	(243)

Net cash used in investing activities	(184)	(213)

Cash flows from financing activities
Proceeds from the issuance of debt, net of costs	15,653	-
Repayment of debt	(1,717)	(1,384)
Proceeds from the sale of Series B-1 preferred stock	3,000	10,250

Net cash provided by financing activities	16,936	8,866

Effect of exchange rate changes on cash and cash equivalents	13	5

Net increase/(decrease) in cash and cash equivalents	10,095	4,087

Cash and cash equivalents, beginning of period	631	1,026

Cash and cash equivalents, end of period	$10,726	$5,113

Supplemental disclosure of cash flow information:
Interest paid	72	10
Income tax refund	-	6

The accompanying notes are an integral part of these consolidated financial statements.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

1.	Organization

Twistbox Entertainment Inc. (formerly known as The WAAT Corporation) is incorporated in the State of Delaware.

The Company is a global publisher and distributor of branded entertainment content, including images, video, TV programming and games, for Third Generation (3G) mobile networks. The Company publishes and distributes its content in a number of countries. Since operations began in 2003, the Company has developed an intellectual property portfolio that includes mobile rights to global brands and content from leading film, television and lifestyle content publishing companies. The Company has built a proprietary mobile publishing platform that includes: tools that automate handset portability for the distribution of images and video; a mobile games development suite that automates the porting of mobile games and applications to multiple handsets; and a content standards and ratings system globally adopted by major wireless carriers to assist with the responsible deployment of age-verified content. Twistbox has distribution agreements with many of the largest mobile operators in the world.

The Company is headquartered in the Los Angeles area and has offices in Europe and South America that provide local sales and marketing support for both mobile operators and third party distribution in their respective regions.

2.	Summary of Significant Accounting Policies

Basis of Presentation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for annual financial statements. The consolidated financial statements, in the opinion of management, include all adjustments necessary for a fair statement of the consolidated results of operations, financial position and cash flows for each period presented.

Revenue Recognition
The Company’s revenues are derived primarily by licensing material and software products in the form of products (Image Galleries, Wallpapers, video, WAP Site access, Mobile TV) and mobile games. License arrangements with the end user can be on a perpetual or subscription basis.

A perpetual license gives an end user the right to use the product, image or game on the registered handset on a perpetual basis. A subscription license gives an end user the right to use the product, image or game on the registered handset for a limited period of time, ranging from a few days to as long as one month. The Company distributes its products primarily through mobile telecommunications service providers (“carriers”), which market the product, images or games to end users. License fees for perpetual and subscription licenses are usually billed by the carrier upon download of the product, image or game by the end user. In the case of subscriber licenses, many subscriber agreements provide for automatic renewal until the subscriber opts-out, while the others provide opt-in renewal. In either case, subsequent billings for subscription licenses are generally billed monthly. The Company applies the provisions of Statement of Position 97-2, Software Revenue Recognition, as amended by Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, to all transactions.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

Revenues are recognized from our products, images and games when persuasive evidence of an arrangement exists, the product, image or game has been delivered, the fee is fixed or determinable, and the collection of the resulting receivable is probable. For both perpetual and subscription licenses, management considers a signed license agreement to be evidence of an arrangement with a carrier and a “clickwrap” agreement to be evidence of an arrangement with an end user. For these licenses, the Company defines delivery as the download of the product, image or game by the end user. The Company estimates revenues from carriers in the current period when reasonable estimates of these amounts can be made. Most carriers only provide detailed sales transaction data on a one to two month lag. Estimated revenue is treated as unbilled receivables until the detailed reporting is received and the revenues can be billed. Some carriers provide reliable interim preliminary reporting and others report sales data within a reasonable time frame following the end of each month, both of which allow the Company to make reasonable estimates of revenues and therefore to recognize revenues during the reporting period when the end user licenses the product, image or game. Determination of the appropriate amount of revenue recognized involves judgments and estimates that the Company believes are reasonable, but it is possible that actual results may differ from the Company’s estimates, and those differences may be material. The Company’s estimates for revenues include consideration of factors such as preliminary sales data, carrier-specific historical sales trends, volume of activity on company monitored sites, seasonality, time elapsed from launch of services or product lines, the age of games and the expected impact of newly launched games, successful introduction of new handsets, growth of 3G subscribers by carrier, promotions during the period and economic trends. When the Company receives the final carrier reports, to the extent not received within a reasonable time frame following the end of each month, the Company records any differences between estimated revenues and actual revenues in the reporting period when the Company determines the actual amounts. Revenues earned from certain carriers may not be reasonably estimated. If the Company is unable to reasonably estimate the amount of revenues to be recognized in the current period, the Company recognizes revenues upon the receipt of a carrier revenue report and when the Company’s portion of licensed revenues are fixed or determinable and collection is probable. To monitor the reliability of the Company’s estimates, management, where possible, reviews the revenues by country by carrier and by product line on a regular basis to identify unusual trends such as differential adoption rates by carriers or the introduction of new handsets. If the Company deems a carrier not to be creditworthy, the Company defers all revenues from the arrangement until the Company receives payment and all other revenue recognition criteria have been met.

In accordance with Emerging Issues Task Force, or EITF Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, the Company recognizes as revenues the amount the carrier reports as payable upon the sale of the Company’s products, images or games. The Company has evaluated its carrier agreements and has determined that it is not the principal when selling its products, images or games through carriers. Key indicators that it evaluated to reach this determination include:

•	wireless subscribers directly contract with the carriers, which have most of the service interaction and are generally viewed as the primary obligor by the subscribers;
•	carriers generally have significant control over the types of content that they offer to their subscribers;
•	carriers are directly responsible for billing and collecting fees from their subscribers, including the resolution of billing disputes;
•	carriers generally pay the Company a fixed percentage of their revenues or a fixed fee for each game;
•
carriers generally must approve the price of the Company’s content in advance of their sale to subscribers, and the Company’s more significant carriers generally have the ability to set the ultimate price charged to their subscribers; and

•	the Company has limited risks, including no inventory risk and limited credit risk

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The results of operations for acquisitions of companies have been included in the consolidated statements of operations beginning on the closing date of acquisition. All material intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
The Company considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.

Content Provider Licenses

Content Provider License Fees and Minimum Guarantees
License fees payable to content providers are expensed as incurred, based on recognizing the cost of sale associated with revenues. Minimum guarantees are required under certain content provider contracts and are expensed when paid. The Company regularly evaluates remaining liabilities under contracts subject to minimum guarantees and where recoupment of the guarantees is subject to doubt, recognizes the relevant liability and expense immediately.

Content Acquired
Amounts paid to third party content providers as part of an agreement to make content available to the Company for a term or in perpetuity, without a revenue share, have been capitalized and are included in the balance sheet as prepaid expenses. These balances are expensed over the estimated life of the material acquired.

Software Development Costs
The Company applies the principles of Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed (“SFAS No. 86”). SFAS No. 86 requires that software development costs incurred in conjunction with product development be charged to research and development expense until technological feasibility is established. Thereafter, until the product is released for sale, software development costs must be capitalized and reported at the lower of unamortized cost or net realizable value of the related product.

The Company has adopted the “tested working model” approach to establishing technological feasibility for its products and games. Under this approach, the Company does not consider a product or game in development to have passed the technological feasibility milestone until the Company has completed a model of the product or game that contains essentially all the functionality and features of the final game and has tested the model to ensure that it works as expected. To date, the Company has not incurred significant costs between the establishment of technological feasibility and the release of a product or game for sale; thus, the Company has expensed all software development costs as incurred. The Company considers the following factors in determining whether costs can be capitalized: the emerging nature of the mobile market; the gradual evolution of the wireless carrier platforms and mobile phones for which it develops products and games; the lack of pre-orders or sales history for its products and games; the uncertainty regarding a product’s or game’s revenue-generating potential; its lack of control over the carrier distribution channel resulting in uncertainty as to when, if ever, a product or game will be available for sale; and its historical practice of canceling products and games at any stage of the development process.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

Foreign Currency Translation
The Company uses the United States dollar for financial reporting purposes. Assets and liabilities of foreign operations are translated using current rates of exchange prevailing at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transaction occurred. Statement of Operations amounts are translated at average rates in effect for the reporting period. The foreign currency translation gain of $98 has been reported as a component of comprehensive loss in the consolidated statement of stockholders deficit and comprehensive loss. Translation gains or losses are shown as a separate component of retained earnings.

Concentrations of Credit Risk
Financial instruments which potentially subject us to concentration of credit risk consist principally of cash and cash equivalents, short-term investments, and accounts receivable. We have placed cash and cash equivalents and short-term investments with a single high credit-quality institution. As of September 30, 2007 we did not have any long-term marketable securities. Most of our sales are made directly to large national Mobile Phone Operators in the countries that we operate. We have a significant level of business and resulting significant accounts receivable balance with one operator and therefore have a high concentration of credit risk with that operator. We perform ongoing credit evaluations of our customers and maintain an allowance for potential credit losses. As of September 30, 2007 and March 31, 2007 approximately 36% and 54%, respectively, of our gross accounts receivable outstanding was with one major customer. This customer accounted for 57% of our gross sales in the six months ended September 30, 2007, and 80% of our gross sales in the six months ended September 30, 2006.

Property and Equipment
Property and equipment is stated at cost. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives are 8 to 10 years for leasehold improvements and 5 years for other assets.

Goodwill
In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), the Company’s goodwill is not amortized but is tested for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.

Impairment of Long-Lived Assets and Intangibles
Long-lived assets, including purchased intangible assets with finite lives are amortized using the straight-line method over their useful lives ranging from three to ten years and are reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its financial statements or tax returns. Under SFAS No. 109, the Company determines deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of assets and liabilities along with net operating losses, if it is more likely than not the tax benefits will be realized using the enacted tax rates in effect for the year in which it expects the differences to reverse. To the extent a deferred tax asset cannot be recognized, a valuation allowance is established if necessary.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

Stock-based compensation

We have applied SFAS No. 123(R) Share-Based Payment (“FAS 123R”) and accordingly, we record stock-based compensation expense for all of our stock-based awards.

Under FAS 123R, we estimate the fair value of stock options granted using the Black-Scholes option pricing model. The fair value for awards that are expected to vest is then amortized on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. The amount of expense recognized represents the expense associated with the stock options we expect to ultimately vest based upon an estimated rate of forfeitures; this rate of forfeitures is updated as necessary and any adjustments needed to recognize the fair value of options that actually vest or are forfeited are recorded.

The Black-Scholes option pricing model, used to estimate the fair value of an award, requires the input of subjective assumptions, including the expected volatility of our common stock and an option’s expected life. As a result, the financial statements include amounts that are based upon our best estimates and judgments relating to the expenses recognized for stock-based compensation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent asset and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. The most significant estimates relate to revenues for periods not yet reported by Carriers, liabilities recorded for future minimum guarantee payments under content licenses, accounts receivable allowances, and stock-based compensation expense.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 is not expected to have a material effect on the Company’s consolidated results of operations or financial condition.

In September 2006, the FASB released SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).”  Under the new standard, companies must recognize a net liability or asset to report the funded status of their defined benefit pension and other postretirement benefit plans on their balance sheets.  The recognition and disclosure provisions of SFAS No. 158 are effective for periods beginning after December 15, 2006.  The Company believes that SFAS No. 158 will not have a significant impact on its results of operations or financial position.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

In October 2006, the FASB issued FASB Staff Position No. 123R-5, “Amendment of FASB Staff Position FAS 123(R)-1”.  The FSP amends FSP 123(R)-1 for equity instruments that were originally issued as employee compensation and then modified, with such modification made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees.  In such circumstances, no change in the recognition or the measurement date of those instruments will result if both of the following conditions are met: a. There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and b. All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The Company believes that FSP 123(R)-5 will not have a significant impact on its results of operations or financial position.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115" ("SFAS No. 159"). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 "Fair Value Measurements" ("SFAS No. 157"). The Company is currently assessing the impact that SFAS No. 159 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.” This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

3.	Liquidity

The Company has incurred losses and negative cash flows from operations since commencement of operations. Management expects these operating losses and negative cash flows to continue for the foreseeable future. The Company has adequate liquidity for the time being, and management has projected to move toward positive cashflow in a manner consistent with the Company’s strategies to build its business and in a time frame to preserve the Company’s liquidity. These plans include continued increases in revenues by introducing new products and revenue streams, continued expansion into new territories and a restructuring of its overhead base.

4.	Balance Sheet Components

Accounts Receivable

	September 30, 2007	March 31, 2007
Accounts receivable	$4,004	$5,022
Less: allowance for doubtful accounts	(168)	(146)
	$3,836	$4,876

Accounts receivable includes amounts billed and unbilled as of the respective balance sheet dates. The Company had no significant write-offs or recoveries during the six months ended September 30, 2007 and 2006, respectively.

Property and Equipment
	September 30,	March 31,
	2007	2007
Equipment	$846	$700
Equipment subject to capitalized lease	132	132
Furniture & fixtures	329	272
Leasehold improvements	184	177
	1,491	1,281
Accumulated depreciation	(355)	(254)
	$1,136	$1,027

Depreciation and amortization expense for the six months ended September 30, 2007 and 2006 was $101 and $71, respectively.

Capital Lease
Accumulated depreciation associated with the equipment under capital lease noted above was $57 and $43 at September 30, 2007 and March 31, 2007, respectively. The Company has a commitment to pay $35 under these leases during the year ending September 30, 2008 and $5 during the year ended September 30, 2009. These payments have a net present value of $38.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

5.	Description of Stock Plans

Twistbox, Inc. 2006 Stock Incentive Plan
On May 16, 2006, the Company’s board of directors adopted, the WAAT Corp 2006 Stock Incentive Plan (the “2006 Plan”). The purpose of the Plan is to promote the success and enhance the value of the Company by providing the participants with an incentive for outstanding performance in generating superior returns for the Company shareholders and by enhancing the Company’s capability to motivate, attract, and retain the services of individuals whose knowledge, judgment, interest and special effort contribute to the Company’s success. Under the 2006 Plan, a total of 3,700,000 common shares will be available for issuance. The awards have a term of ten years and generally become fully vested between the first and fourth years.

The following table summarizes options granted for the periods or as of the dates indicated:

	Options Granted	Weighted Average Exercise Price
Balance, March 31, 2006	888,000	$0.36
Exercised	-
Cancelled	(20,000)	$0.35
Granted	1,493,054	$0.43
Balance, March 31, 2007	2,361,054	$0.40
Exercised	(2,500)	$0.35
Cancelled	(73,500)	$0.46
Granted	1,089,741	$0.59
Balance, September 30, 2007 (unaudited)	3,374,795	$0.46

Exercisable, March 31, 2007	715,288	$0.38
Exercisable, September 30, 2007 (unaudited)	1,055,374	$0.40

The weighted-average grant-date fair value of stock options granted during the six months ended September 30, 2007 was $0.29 (unaudited) and during the year ended March 31, 2007 was $0.21.

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

	September 30, 2007 (unaudited)	March 31, 2007
Expected life (years)	3	3
Risk-free interest rate	3.94% - 4.85%	4.72% - 5.03%
Expected volatility	75%	75%
Expected dividend yield	0%	0%

The weighted average remaining contractual life of compensatory options outstanding is 8.78 years at September 30, 2007 (unaudited) and 8.8 at March 31, 2007.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

The exercise price for options outstanding at March 31, 2007 was as follows:

Number of Options	Exercise Price
1,821,284	$0.35
539,770	$0.59
2,361,054

The exercise price for options outstanding at September 30, 2007 (unaudited) was as follows:

Number of Options	Exercise Price
1,777,784	$0.35
1,597,011	$0.59
3,374,795

The above disclosure includes 951,784 options issued in connection with the Charismatix acquisition.

6.	Goodwill

The changes in the carrying amount of goodwill for the six months ended September 30, 2007 and the year ended March 31, 2007 was as follows:

Balance at March 31, 2006	$439
Goodwill acquired	1,004
Foreign exchange translation differences	44
Balance at March 31, 2007	1,487
Foreign exchange translation differences	31
Balance at September 30, 2007	$1,518

7.	Other Intangible Assets

	September 30,	March 31,
	2007	2007
Customer list	$277	$277
Platform	113	113
Licenses	79	79
Trademarks	15	14
	484	483
Accumulated Amortization	(90)	(30)
	$394	$453

The Company has included amortization of acquired intangible assets directly attributable to revenue-generating activities in cost of revenues. The Company has included amortization of acquired intangible assets not directly attributable to revenue-generating activities in operating expenses. During the six months ended September 30, 2007 and 2006, the Company recorded amortization expense in the amounts of $13 and $0, respectively, in cost of revenues. During the six months ended September 30, 2007 and 2006, the Company recorded amortization expense in the amounts of $47, and $0, respectively, in operating expenses.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

As of September 30, 2007, the total expected future amortization related to intangible assets was as follows:

	Amortization	Amortization
	Included in	Included in	Total
	Cost of	Operating	Amortization
	Revenues	Expenses	Expense
Year Ending September 30,
2008	$26	$93	$119
2009	23	88	111
2010	10	70	80
2011	-	48	48
2012	-	36	36
	$59	$335	$394

8.	Debt

	September 30,	March 31,
	2007	2007

Short Term Debt

Loan from related party, inclusive of interest	$-	$250
Loan from bank, current portion	56	1,771
Capitalized lease liabilities, current portion	35	42
Senior Secured Note, accrued interest	256	-
	$347	$2,063

Details of the loans from related party are included in Note 9. The current portion of loans from bank consists of $56 at September 30, 2006 and $54 at March 31, 2007 in connection with the loan detailed in Note 9; and loans of $0 as of September 30, 2007 and $1,717 as of March 31, 2007 that were initiated in January 2007 at an interest rate of 9.25% and with a maturity of 12 months and were fully repaid in July, 2007 as part of the debt financing noted below. Capitalized lease assets are set out in Note 4. Future obligations under capitalized leases are included as part of Other Obligations in Note 14. The current portion of the Senior Secured Note as described below represents accrued interest on that facility.

	September 30,	March 31,
	2007	2007

Long Term Debt

Loan from bank, long term portion	$19	$48
Capitalized lease liabilities, long term portion	5	21
Senior Secured Note, long term portion, net of discount	16,482	-
	$16,506	$69

Loan from bank as of September 30, 2007 and March 31, 2007 is the long term portion of the loan detailed in Note 9. Capitalized lease assets are set out in Note 4. Future obligations under capitalized leases are included as part of Other Obligations in Note 14.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

In July 2007 the Company entered into a debt financing agreement in the form of a Senior Secured Note amounting to $16,500, payable at 30 months. The holder of the Note was granted first lien over all of the Company’s assets. The Note carries interest of 9% annually for the first year and 10% subsequently, with semi-annual interest only payments. The agreement includes certain restrictive covenants, including a requirement not to exceed a maximum amount of losses. The Note holder was also granted 2,401,747 detachable warrants, with an exercise price of $6.87 and a 48 month maturity. The Company calculated the fair value of the warrants using the Black-Scholes option pricing model with the following assumptions: volatility of 75%, term of two years based on the anticipated life of warrants, risk-free interest rate of 4.9% and dividend yield of 0%. The Company recorded the fair value of the warrants of $20 as a discount to the carrying value of the Note, of which $2 was amortized to interest expense in the six months ended September 30, 2007.

As of September 30, 2007, the future minimum payments under this loan were as follows:

Minimum
Year Ending September 30,	Payments
2008	1,513
2009	1,650
2010	17,050

9.	Related Party Transactions

The Company engages in various business relationships with shareholders and officers and their related entities. The significant relationships are disclosed below.

Lease of Premises
The Company leases its primary offices in Los Angeles from Berkshire Holdings, LLC, a company with common ownership by officers of the Company. Amounts paid in connection with this lease were $180 and $150 for the six months ended September 30, 2007 and 2006, respectively.

The Company is party to an oral agreement with a person affiliated with the Company with respect to a lease of an apartment in London. Amounts paid in connection with this lease were $36 and $28 for the six months ended September 30, 2007 and 2006, respectively

Loans
The Company is party to a loan from East-West Bank, originated on January 27, 2006 in an amount of $161. The Company also entered into a loan agreement to an affiliated company, effective on the same date for the same amount. The bank agreement is secured with a motor vehicle operated exclusively by an officer of the Company. The interest income under the loan to the affiliate completely offsets interest expense incurred under the bank loan. As of September 30, 2007, $90 was due to the Company under this loan, and the amount payable under the bank loan was $75. Amounts paid for the six months ended September 30, 2007 and 2006 were $30 and $30, respectively, including interest of $3 and $5, respectively. Amounts received for the six months ended September 30, 2007 and 2006 were $20 and $30 respectively, including interest of $2 and $5, respectively. The agreement has subsequently been terminated.

Dealings with Content Provider
Two officers of the Company are also board members of Peach International, with which the Company has a content provider agreement. Amounts paid or payable under this agreement to Peach in the six months ended September 30, 2007 and 2006 were $394 and $73, respectively.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

10.	Capital Stock Transactions

In December 2005, the Company issued 750,000 shares of Series A Preferred Stock at $3.33 per share for a total purchase price of $2,498.

In April 2006, the Company issued 75,075 shares of Series A Preferred Stock at $3.33 per share for a total purchase price of $250. As of September 30, 2007 and March 31, 2007, 2,750,000 shares of Series A preferred stock were authorized, and 825,075 were issued and outstanding at a par value of $0.01 per share.

In May 2006, the Company issued 2,267,574 shares of Series B Preferred Stock at $4.41 per share for a total purchase price of $10,000. As of September 30, 2007 and March 31, 2007 2,267,574 shares of Series B preferred stock were authorized, issued and outstanding at a par value of $0.01 per share.

In April 2007, the Company issued 436,680 shares of Series B-1 Preferred Stock at $6.87 per share for a total purchase price of $3,000. As of September 30, 2007, 436,680 shares of Series B-1 preferred stock were authorized, issued and outstanding at a par value of $0.01 per share.

Voting Rights
The Series A stockholders voting together as a single class elect one member of the Company’s Board of Directors. The Series B stockholder elects one member of the Company’s Board of Directors.

Preference Rights
Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock are entitled to receive an amount of cash equal to their original purchase price of $3.33 per share plus all declared but unpaid dividends before any amount is paid with respect to any other series of preferred stock or common stock. If the amounts available for distribution are not sufficient to pay the full amount, then all assets of the Company legally available for distribution will be distributed to the holders of Series A Preferred Stock on a proportionate basis. After payment in full of the liquidation preference amount of the Series A Preferred Stock, the holders of shares of Series B Preferred Stock are entitled to liquidation preferences equal to their original issue prices of $4.41 per share, plus any declared but unpaid dividends. If the amounts available for distribution are not sufficient to pay the full amount, then any remaining assets of the Company legally available for distribution will be distributed to the holders of Series B Preferred Stock on a proportionate basis. After payment in full of the liquidation preference amount of the Series B Preferred Stock, the holders of shares of Series B-1 Preferred Stock are entitled to liquidation preferences equal to their original issue prices of $6.87 per share, plus any declared but unpaid dividends. If the amounts available for distribution are not sufficient to pay the full amount, then any remaining assets of the Company legally available for distribution will be distributed to the holders of Series B-1 Preferred Stock on a proportionate basis. Upon full payment of the liquidation preference amounts of all preferred stock, any remaining assets of the Company legally available for distribution will be distributed to the holders of common stock and preferred stock pro rata based on the number of shares on an “as-if converted” basis.

The preference stockholders also have anti-dilution rights in the case of certain specified transactions, so that to the extent that consideration is available in a transaction, each class of preferred stockholder is entitled to receive consideration at least equal to their original purchase price plus all declared but unpaid dividends before any amount is paid with respect to the next series of preferred stock or common stock. The ranking for this purpose is Series A, then Series B, then Series B-1, then common stockholders. There are no dividend rights, nor are the shares convertible or callable.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

11.	Employee Benefit Plans

The Company has an employee 401(k) savings plan (the “Plan”) covering full-time eligible employees. These employees may contribute eligible compensation up to the annual IRS limit. The Company does not make matching contributions.

12.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of September 30, 2007 and March 31, 2007 are as follows:

	September 30, 2007	March 31, 2007
Deferred tax assets:
Net operating loss carryforwards	$6,790	$3,624
Accrued compensation	376	262
Accrued license fees	2,550	3,418
Allowance for doubtful accounts	67	59
Equity compensation	87	56
Less valuation allowance	(9,870)	(7,419)
Net deferred tax asset	$—	$—

Following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense (benefit) for the six months ended September 30, 2007 and 2006:

	2007	2006
Federal statutory rates	(34.0)%	(34.0)%
State taxes	(6.0)%	(6.0)%
Increase in valuation allowance	40.0%	39.9%
Income tax expense (benefit)	(0.0)%	(0.1)%

At September 30, 2007 and March 31, 2007, the Company has provided a valuation allowance for the deferred tax assets since management has not been able to determine that the realization of that asset is more likely than not. The net change in valuation allowance for the six months ended September 30, 2007 and 2006 was an increase of $2,451 and $1,627, respectively. The Company has net operating loss carryforwards for United States and foreign taxes of approximately $17,000 that begin to expire in 2019.

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

13.	Segment and Geographic information

We operate in one reportable segment in which we are a developer and publisher of branded entertainment content for mobile phones. The following information sets forth geographic information on our sales for the six months ended September 30, 2007 and 2006; and property and equipment as of September 30, 2007 and March 31, 2007:

	North		Latin
	America	Europe	America	Consolidated
Net sales to unaffiliated customers for the six months ended September 30, 2007	483	6,411	170	7,064
Property and equipment, net as of September 30, 2007	917	219	-	1,136
Net sales to unaffiliated customers for the six months ended September 30, 2006	16	4,795	18	4,829
Property and equipment, net as of March 31, 2007	894	133	-	1,027

Our largest single customer accounted for 57% of our revenue in six months ended September 30, 2007 and 80% of our revenue in six months ended September 30, 2006.

14.	Commitments and Contingencies

Operating Lease Obligations
The Company leases office facilities under noncancelable operating leases expiring in various years through 2010.

Following is a summary of future minimum payments under initial terms of leases at September 30, 2007:

Year Ending September 30,
2008	$301
2009	262
2010	200

Total minimum lease payments	$763

These amounts do not reflect future escalations for real estate taxes and building operating expenses. Rental expense under all leases amounted to $480 and $187 for the six months ended September 30, 2007 and 2006, respectively.

Minimum Guaranteed Royalties
The Company has entered into license agreements with various owners of brands and other intellectual property so that it could develop and publish branded products for mobile handsets. Pursuant to some of these agreements, the Company is required to pay minimum royalties over the term of the agreements regardless of actual sales. Future minimum royalty payments for those agreements as of September 30, 2007 were as follows:

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

Minimum
Guaranteed
Year Ending September 30,	Royalties
2008	$2,615
2009	3,510
2010	1,033
2011	90

Total minimum payments	$7,248

Commitments in the above table include guaranteed royalties to licensors that are included as a liability in the Company’s consolidated balance sheet of $5,337 as of September 30, 2007 because the Company has determined that recoupment is unlikely.

Other Obligations
As of September 30, 2007, the Company was obligated for payments to various distribution providers, technical providers and employees for agreements with initial terms greater than one year at September 30, 2007. Annual payments relating to these commitments at September 30, 2007 are as follows:

Year Ending September 30,	Commitments
2008	$3,089
2009	2,208
2010	274

Total minimum payments	$5,571

Other Contingencies
Subsequent to the period end, the Company has entered into an agreement with an investment banking firm, to modify the terms of a previous agreement. Under this amendment, $530 was paid in December 2007. The $530 was accrued as of September 30, 2007 and is included with Other current liabilities; an offsetting asset was also created which is being amortized over 30 months. The net balance of $283 is included with Prepaid expenses as of September 30, 2007. An additional $650 may become payable should the Company enter into a merger or other business combination as defined in the agreement. The merger discussed in Note 15 would qualify a merger under this agreement.

Litigation
The Company is subject to various claims and legal proceedings arising in the normal course of business. Based on the opinion of the Company’s legal counsel, management believes that the ultimate liability, if any in the aggregate will not be material to the financial position or results of operations of the Company for any future period.

Leaway Enterprise, Ltd (dba “Mobival”) v. Twistbox Entertainment, Inc.; FTV GmbH and Michel Adam Lisowski

On March 20, 2007, the Company and FTV GmbH entered into a Content License Agreement (“CLA”) pursuant to which, among other things, the Company licensed certain FTV GmbH content and, in exchange, the Company agreed to make certain payments to FTV GmbH, and the Company did make an initial U.S. $200 payment to FTV. On or about April 17, 2007, Leaway Enterprises, Ltd. dba “Mobival” (“Mobival”) filed an action in the High Court of Justice, Queen’s Bench Division, Commercial Court, Royal Courts of Justice, Claim No. 2007 Folio 458 against FTV Ltd. BVI (“FTV BVI”) alleging breach of a “Content Distribution Agreement” between Mobival and FTV BVI (hereinafter, the “U.K. Action”). On or about July 20, 2007, Mobival filed an action in the Los Angeles Superior Court, No. LC 078611 against the Company, FTV GmbH and Michel Adam Lisowksi (“Adam”) alleging interference, unfair business practices and fraud (hereinafter, the “U.S. Action”).

Twistbox Entertainment Inc. and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)

The Company has incurred certain legal fees participating in discovery and otherwise monitoring the U.K. Action, and has incurred certain legal fees defending its rights in the U.S. Action. The Company has demanded that FTV GmbH indemnify Twistbox for legal fees incurred to date in the U.K. Action and the U.S. Action, and the Company has also demanded that FTV GmbH defend the Company in the U.S. Action as provided under the CLA.

The Company contends and FTV denies that the claims made by Mobival in the U.K. Action and U.S. Action, and the press surrounding Mobival’s claims, have placed a cloud on the rights to the content being licensed, have made the FTV content less valuable than it was at the time the CLA was signed, and has made it difficult or impossible for the Company to effectively develop the business. For these reasons, the Company asked to terminate the CLA, other than the indemnity and defense obligations, and the Company sought a return of its initial $200 payment;

FTV GmbH does not concede that it has an obligation to reimburse the Company for the fees the Company incurred in the U.K. Action or the U.S. Action, and FTV GmbH does not concede that it has any obligation to terminate the CLA. Notwithstanding FTV GmbH’s position, the Company and FTV GmbH entered into that certain Indemnity, Defense and Termination Agreement effective as of November 15, 2007, whereby FTV returned to the Company its initial $200 payment, as well as an amount to reimburse the Company for a portion of its legal fees and costs related to the UK action and the US action.

There has been virtually no activity in the U.K. Action. With respect to the U.S. Action, a law firm is representing the Company and the other defendants. Mobival has propounded discovery requests, to which the Company has responded. Mobival seeks to depose an officer of FTV GmbH to establish FTV GmbH’s minimum contacts with the State of California to effectuate a valid service of the complaint.

Additional disclosures regarding commitments to affiliate companies are included in Note 9.

15.	Subsequent Events

Mandalay Merger Agreement

On January 2, 2008 Mandalay Media, Inc. (“Mandalay”) announced that it has executed an Agreement and Plan of Merger with the Company. Pursuant to the proposed merger, the Company will become a wholly-owned subsidiary of Mandalay, and the shareholders and other security holders of the Company will receive shares of common stock in Mandalay as provided in the Agreement and Plan of Merger.

If the transaction is consummated, the Company would become Mandalay’s sole current operations and continue to operate as usual across its subsidiaries and territories. The closing of the transaction is subject to certain conditions and expected to occur in the first quarter of 2008. There can be no assurance that the merger will be consummated or, if consummated, that the businesses will be successfully integrated.